Exhibit 99.1

Northern Power Systems Reports Second Quarter 2016 Results;

Completes Required Financial Filings to Remove

Failure to File Cease Trade Order

Barre, VT USA (14 September 2016) – Northern Power Systems Corp. (TSX: NPS), a next generation renewable energy technology company, today announced financial results and completed its quarterly filing requirements for its second quarter ended June 30, 2016. The Company expects trading to resume within four to five business days after this filing.

Revenues for the three months ended June 30, 2016 were $8.7 million, compared to $13.0 million in the second quarter of 2015, and $5.2 million in the first quarter of 2016. GAAP net loss for the second quarter of 2016 was $2.5 million, compared to a net loss of $2.7 million in the prior year second quarter, and a loss of $4.2 million in the first quarter of 2016. Order backlog at June 30, 2016 was approximately $33 million as compared to $40 million at June 30, 2015, and $29 million at March 31, 2016.

“Revenues in our second quarter of 2016 increased sequentially as our core markets for distributed turbine sales returned to a standard seasonal expansion, although not to the level of business in the same period in 2015,” stated Ciel Caldwell, president and chief operating officer of Northern Power Systems. “Our reduction in quarterly revenues year over year is explained equally by two factors: a reduction in our licensing revenues for our utility turbine technology, and lower sales volumes of distributed turbines in the United Kingdom attributable to the changes in on-shore distributed wind permitting in such region. Italy remains a core market for us and we are focusing on developing other regions leveraging the strong performance and value of our third generation distributed turbine.”

Ms. Caldwell continued, “Our improvements in managing cash from operations in the quarter, as well as maturing our efforts to monetize our utility wind technology, give us confidence in the future of our balance sheet.”

Consolidated Second Quarter Financial Metrics:

•	Revenue for the second quarter of fiscal year 2016 was at $8.7 million, compared to $13.0 million reported in the prior year period and $5.2 million reported in the first quarter of 2016.

•	Gross profit in the second quarter was 10.7 percent, down from gross profit of 13.9 percent in the prior year period.

•	GAAP net loss for the second quarter of fiscal year 2016 was $2.5 million, representing a 7 percent decrease compared to a $2.7 million loss in the prior year second quarter.

•	Non-GAAP adjusted EBITDA loss for the second quarter was $2.1 million, consistent with the non-GAAP adjusted EBITDA in the prior year second quarter.

Earnings Conference Call

The Company will host a conference call and webcast, September 22, 2016 at 8:00 a.m. (EDT) to discuss the second quarter 2016 financial results and other matters.

To participate, callers in the United States should dial +1-877-276-7742, Canada +1-866-450-4696 and in other countries +1-412-317-5473. Participants should ask to be joined to the Northern Power Systems call.

The conference call will also be available via webcast on the Investor Relations section of Northern Power’s website (http://www.ir.northernpower.com). A webcast slide presentation for the quarterly results will also be available at the Company’s website.

Failure-to-file Cease Trade Order

Today’s filing of the interim financial statements for the three and six months ended June 30, 2016, including the related management’s discussion and analysis and certification (the “Q2 Filings”), constitutes an application pursuant to National Policy 11-207 – Failure-to-File Cease Trade Orders and Revocations in Multiple Jurisdictions to lift the failure-to-file cease trade order issued by the Ontario Stock Exchange on September 2, 2016. Northern Power Systems expects the failure-to-file cease trade order to be lifted within four to five business days of filing the Q2 Filings, at which point trading of Northern Power Systems’ securities may resume.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other non-cash impacts as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 11 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on July 25, 2016, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Eric Larson,

Vice President and Chief Accounting Officer

+1-802-661-4673

ir@northernpower.com

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(In thousands, except share and per share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES:
Net revenue	$8,709	$13,015	$13,887	$22,239
Cost of revenues	7,776	11,211	13,591	18,476

Gross profit	933	1,804	296	3,763
Gross profit percentage	10.7%	13.9%	2.1%	16.9%
OPERATING EXPENSES:
Sales and marketing	796	1,150	1,823	2,462
Research and development	697	810	1,621	1,949
General and administrative	1,667	2,017	3,226	5,037

Total operating expenses	3,160	3,977	6,670	9,448

Loss from operations	(2,227)	(2,173)	(6,374)	(5,685)
Interest expense	(31)	(71)	(79)	(97)
Other expense	(146)	(25)	(116)	(112)

Loss before provision for income taxes	(2,404)	(2,269)	(6,569)	(5,894)
Provision for income taxes	122	383	188	768

NET LOSS	$(2,526)	$(2,652)	$(6,757)	$(6,662)
Other comprehensive loss
Change in cumulative translation adjustment	(10)	18	13	(14)

COMPREHENSIVE LOSS	$(2,536)	$(2,634)	$(6,744)	$(6,676)

Net loss applicable to common shareholders	$(2,526)	$(2,652)	$(6,757)	$(6,662)
Net loss per common share - basic and diluted	(0.11)	(0.11)	(0.29)	(0.30)
Weighted average number of common shares outstanding - basic and diluted	23,173,884	22,765,949	23,173,884	22,765,526
Non-GAAP adjusted EBITDA net loss	$(2,070)	$(2,063)	$(5,765)	$(5,426)

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2016 AND DECEMBER 31, 2015

(In thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,265	$6,333
Accounts receivable - net	1,600	3,046
Unbilled revenue	2,391	2,216
Inventories - net	8,450	9,233
Other current assets	4,798	7,229

Total current assets	20,504	28,057
Property, plant and equipment - net	1,954	2,169
Intangible assets - net	836	928
Goodwill	722	722
Other assets	22	—

Total Assets	$24,038	$31,876

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Working capital revolving line of credit	$2,500	$2,892
Accounts payable	2,922	3,838
Accrued expenses	4,520	5,258
Deferred revenue	5,815	6,888
Customer deposits	5,598	3,596
Other current liabilities	105	357

Total current liabilities	21,460	22,829
Deferred revenue, less current portion	2,722	2,718
Other long-term liability	410	420

Total Liabilities	24,592	25,967

SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock	165,568	165,568
Additional paid-in capital	8,994	8,713
Accumulated other comprehensive loss	—	(13)
Accumulated deficit	(175,116)	(168,359)

Total Shareholders’ Equity (Deficit)	(554)	5,909

Total Liabilities and Shareholders’ Equity (Deficit)	$24,038	$31,876

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(In thousands)

	For the six months ended
	June 30,
	2016	2015
OPERATING ACTIVITIES:
Net loss	$(6,757)	$(6,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory obsolescence	186	132
Recovery of doubtful accounts	(44)	(90)
Stock-based compensation expense	281	368
Depreciation and amortization	361	373
Noncash implied license revenue	—	(420)
Loss on disposal of asset	83	50
Deferred income taxes	7	7
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,315	(1,084)
Inventories and deferred costs	2,824	1,537
Other current and noncurrent assets	182	1,141
Accounts payable	(916)	(115)
Accrued expenses	(738)	55
Customer deposits	2,002	1,178
Other liabilities	(1,339)	(1,902)

Net cash used in operating activities	(2,553)	(5,432)

INVESTING ACTIVITIES:
Purchases of property and equipment	(137)	(575)

Net cash used in investing activities	(137)	(575)

FINANCING ACTIVITIES:
Proceeds from revolving line of credit, net of repayments	(392)	(1,000)
Proceeds from exercise of stock options	—	3

Net cash used in financing activities	(392)	(997)

Effect of exchange rate change on cash	14	(14)

Change in cash and cash equivalents	(3,068)	(7,018)
Cash and cash equivalents - Beginning of the Period	6,333	13,142

Cash and cash equivalents - End of the Period	$3,265	$6,124

NORTHERN POWER SYSTEMS CORP.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA LOSS (unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(In thousands)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2016	2015	2016	2015
NET LOSS	$(2,526)	$(2,652)	$(6,757)	$(6,662)
Interest expense	31	71	79	97
Provision for income taxes	122	383	188	768
Depreciation and amortization	181	188	361	373
Stock compensation expense	122	190	281	368
Non cash implied license revenue	—	(243)	—	(420)
Loss on disposal of asset	—	—	83	50

Non-GAAP adjusted EBITDA loss	$(2,070)	$(2,063)	$(5,765)	$(5,426)